UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Exhibit Index

Exhibit 99.1	Press Release, dated as of January 7, 2013: Ormat Technologies, Inc. Announces Appointment of New CFO.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2013, the Board of Directors of Ormat Technologies, Inc. (the "Company") approved the replacement of Mr. Joseph Tenne as the Company's Chief Financial Officer with Mr. Doron Blachar, effective April 2, 2013 (the "Effective Date").

Mr. Blachar, 45, holds a B.A. degree in Accounting and Economics and an M.B.A. degree, from Tel Aviv University, and is a Certified Public Accountant in Israel.  He has 20 years of experience as a finance professional with public companies across multiple industries.  From March 2009 to present, he has been serving as the CFO of Shikun & Binui Ltd..  From 2005 to 2009, he served as the Vice President – Finance of Teva Pharmaceutical Industries Ltd..  Prior thereto, from 1998 to 2005, he served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005.

In connection with his appointment, Mr. Blachar has entered into an employment agreement with the Company's Israeli subsidiary, Ormat Systems Ltd., dated January 6, 2013. Pursuant to the employment agreement, Mr. Blachar will receive an annual base salary of approximately $332,000 and will be eligible for an annual bonus based on performance criteria to be established by the Company. He will also receive a grant of options to purchase 120,000 shares of common stock of the Company at an exercise price equal to the closing price of the Company's common stock on the Effective Date. The options will be subject to the Company's 2012 Incentive Compensation Plan and will vest in four equal annual installments, commencing on the first anniversary date of the Effective Date, subject to acceleration upon a change of control. The employment agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including coverage by Ormat Systems' management insurance plan, to which Ormat Systems will contributes a percentage of Mr. Blachar’s salary, and use of a company-leased car. In addition, under the employment agreement, either party may terminate the employment relationship upon 120 days prior written notice.

A copy of the press release issued by the Company on January 7, 2013 announcing the foregoing changes in management, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release, dated as of January 7, 2013: Ormat Technologies, Inc. Announces Appointment of New CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  January 7, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated as of January 7, 2013: Ormat Technologies, Inc. Announces Appointment of New CFO.